Subsidiaries of the Company	Exhibit 21

Name of Subsidiary	State or Region of Incorporation
ABC Cable Networks Group	California
ABC Enterprises, Inc.	California
ABC Family Worldwide, Inc.	Delaware
ABC Holding Company Inc.	Delaware
ABC Kids Europe Holdings, Inc.	California
ABC Kids SPC1, Inc.	Delaware
ABC, Inc.	New York
American Broadcasting Companies, Inc.	Delaware
Buena Vista (Australia) Pty Limited	Australia
Buena Vista (Canada), Inc.	Canada
Buena Vista Home Entertainment, Inc.	California
Buena Vista International, Inc.	California
Buena Vista Pay Television, Inc.	California
Buena Vista Television	California
Buena Vista Theatrical Group Ltd.	New York
Buena Vista Video On Demand	California
BVI Television (Central Europe), Inc.	Delaware
BVS Entertainment, Inc.	Delaware
Cable LT Holdings	Delaware
Circle Location Services, Inc.	Delaware
Club Penguin Entertainment, Inc.	Canada
Disney Consumer Products Latin America, Inc.	California
Disney Consumer Products, Inc.	California
Disney Destinations, LLC	Florida
Disney Enterprises, Inc.	Delaware
Disney Magic Company Limited	England
Disney Vacation Development, Inc.	Florida
Disney/ABC International Television, Inc.	Delaware
ESPN (Europe, Middle East, Africa) Ltd.	United Kingdom
ESPN Classic, Inc.	Delaware
ESPN, Inc.	Delaware
Euro Disney S.C.A.	France
Hong Kong International Theme Parks, Limited	Hong Kong
ImageMovers Digital LLC	Delaware
Imprint, Inc.	Delaware
International Family Entertainment, Inc.	Delaware
Iron Works Prod II LLC	Delaware
Jetix Europe Limited	United Kingdom
Jetix Europe N.V.	The Netherlands
Jetix Europe Properties (Luxembourg) Sarl-Zurich Branch	Switzerland
KTRK Television, Inc.	Michigan
Magical Cruise Limited	England
Marvel Characters B.V.	Netherlands
Marvel Entertainment, LLC	Delaware
Marvel Studios, LLC.	Delaware
Marvel Worldwide, Inc.	Delaware
Miramax Film Corp.	New York
MVL International C.V.	Netherlands
Pixar	California

Playdom, Inc.	Delaware
SoapNet, L.L.C.	Delaware
The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Southeast Asia) Pte Ltd.	Singapore
The Walt Disney Company Iberia S.L.	Spain
The Walt Disney Company Limited	England
Touchstone Television Productions, LLC	Delaware
TWDC (Japan) Limited	Tokyo
TWDC Italia SpA	Italy
US Finance Branch of Wedco Participations (Luxembourg) S.C.A	California
Walt Disney Pictures and Television	California
Walt Disney Travel Co., Inc.	Florida
Walt Disney World Co.	Florida
Walt Disney World Hospitality & Recreation Corporation	Florida
WDC (Mexico) S.A. de C.V.	Mexico
WLS Television, Inc.	Delaware